EXHIBIT 10.1


                                YANUK JEANS, LLC
                      AMENDMENT NO. 1 TO LICENSE AGREEMENT

         THIS AMENDMENT NO. 1 TO LICENSE AGREEMENT (the "AMENDMENT") is made as of this 14th day of July, 2006 (the "EFFECTIVE DATE"), by and between Yanuk Jeans, LLC, a California limited liability company ("LICENSOR"), and Blue Holdings, Inc., a Nevada corporation ("ASSIGNEE"), with reference to the following facts:

         A. Licensor and Licensee are parties to that certain License Agreement dated as of October 5, 2005 (the "LICENSE AGREEMENT"), pursuant to which Licensor granted to Licensee the exclusive right to manufacture, commercialize, sell, distribute and exploit apparel products under the brand "Taverniti So Jeans" throughout the world;

         B. The parties now desire to enter into this Amendment to amend certain provisions of the License Agreement.

                  NOW THEREFORE, in consideration of the mutual covenants and conditions herein set forth, it is agreed:

         1. AMENDMENT TO SECTION 4(C) OF THE LICENSE AGREEMENT. Section 4(c) of the License Agreement is hereby amended and restated in its entirety to read as follows:

         "(c) Licensee shall, during each Annual Period, pay to Licensor the non-refundable "Guaranteed Minimum Royalty" listed below, if any, payable in quarterly installments within thirty (30) days after the end of each quarter.

              "ANNUAL PERIOD"                            AMOUNT
              ---------------                            ------
              YEAR ONE                                      --
              YEAR TWO                                      --
              YEAR THREE                                $137,500
              YEAR FOUR                                 $162,500
              YEAR FIVE                                 $187,500

                  Upon execution of this Agreement, Licensee shall pay Licensor Twelve Thousand Five Hundred Dollars ($12,500.00) as an advance to be applied by Licensor against the third year's Guaranteed Minimum Royalty due to Licensor hereunder. If, for any reason or no reason, this Agreement is terminated prior to full application of the Guaranteed Minimum Royalty delivered to Licensor hereunder, within ten (10) days following the termination of this Agreement, Licensor shall deliver an amount equal to the unused portion of any of the Guaranteed Minimum Royalty to Licensee. The balance of the Guaranteed Minimum Royalty for the third year shall be paid in three (3) equal quarterly installments, with the first installment due for the quarter ending March 31, 2006.

         If upon termination or expiration of this Agreement the royalties paid and/or payable by Licensee to Licensor during the Annual Period is less than the Guaranteed Minimum Royalty for such Annual Period, Licensee shall pay such difference to Licensor; provided, however, if this Agreement is terminated due to Licensor's default, in addition to any rights and remedies available to Licensee, Licensee shall only be responsible for Royalties earned under Section 4(a) hereof up to the date of termination of this Agreement. Royalty payments shall be credited against the Guaranteed Minimum Royalty. In the event that during any Annual Period, the actual payments for Royalties under
         Section 4(a) hereof exceed the Guarantee with respect to that Annual Period, no further Guaranteed Minimum Royalty Payments need be made for such Annual Period."

         2. Except as expressly amended herein, all terms and conditions of the License Agreement are hereby ratified, confirmed and approved and shall remain in full force and effect. In the event of any conflict or inconsistency between this Amendment and the License Agreement, this Amendment shall govern. The provisions of this instrument shall be governed by the laws of the State of California, without reference to its conflicts of law principles.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date set forth above.


                                          LICENSOR

                                          Yanuk Jeans, LLC



                                          By: /s/ Paul Guez
                                             -----------------------------------
                                             Name: Paul Guez
                                             Its:


                                          LICENSEE

                                          Blue Holdings, Inc.



                                          By: /s/ Patrick Chow
                                             -----------------------------------
                                             Name: Patrick Chow
                                             Its:  CFO


                                       2